Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) April 18, 2022
FIRST QUARTER 2022 RESULTS AND KEY METRICS

4.0% Return on Assets	15.0% CET1 Ratio	$1.1B Capital Returned	CEO COMMENTARY

“Synchrony’s first quarter results reflected both the core strengths of our business and the continued execution of our key strategic priorities,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“We deeply understand the needs and expectations of our customers and partners, which enables us to deliver financing solutions and experiences that strongly resonate — building long-lasting relationships and greater value over time.

“Synchrony’s differentiated business model consistently positions us as the partner of choice. Whether we are powering financing experiences for local merchants, healthcare providers or national brands, we are able to meet our customers where, when and however they want to be met. The scalability of our technology platform, the breadth of our product suite and the depth of our lending insights across many industries, positions us to consistently deliver sustainable and attractive outcomes for all our stakeholders.”

$83.0B Loans includes Loan Receivables of $78.9B and loans HFS of $4.0B

Net Earnings of $932 Million or $1.77 Per Diluted Share

Consumer remains strong, leading to broad-based purchase volume and loan growth, and strong credit trends

Board approved an incremental $2.8 billion share repurchase authorization and, effective third quarter 2022, a planned 5% increase in regular common dividend

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced first quarter 2022 net earnings of $932 million, or $1.77 per diluted share, compared to $1.0 billion, or $1.73 per diluted share in the first quarter 2021. First quarter
2022 net earnings included a $22 million post-tax benefit, or $0.04 per diluted share, due to reserve reductions related to held for sale portfolios.

KEY OPERATING & FINANCIAL METRICS*
PURCHASE VOLUME AND CREDIT TRENDS REFLECT CONSUMER STRENGTH, DRIVING CONTINUED STRONG PERFORMANCE
•Purchase volume increased 17% to $40.5 billion
•Loans of $83.0 billion, including $78.9 billion of loan receivables and $4.0 billion of loan receivables held for sale, increased 8%
•Average active accounts increased 6% to 70.1 million
•New accounts increased 10% to 5.5 million
•Net interest margin increased 182 basis points to 15.80%
•Efficiency ratio increased 110 basis points to 37.2%
•Return on assets decreased 30 basis points to 4.0%
•Return on equity decreased 430 basis points to 27.5%

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2022*
“Synchrony’s strong first quarter results demonstrated the value we provide to our customers and partners, alike,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

“We achieved double-digit growth in purchase volume across four of our five sales platforms, and loan receivables growth accelerated across all five, thanks in part to some moderation in payment rate.

“Credit trends continued to reflect both the health of the consumer and the resilience that comes from our sophisticated underwriting capabilities.

“As loss levels gradually normalize toward our optimal underwriting target, interest income and receivables will continue to grow and RSA’s will moderate — enabling our business to continue to generate financial results within a consistent, peer-leading range of returns.”

BUSINESS HIGHLIGHTS
CONTINUED TO EXPAND PORTFOLIO AND EXTEND CUSTOMER REACH
•Added or renewed more than 15 programs, including Generac Power Systems, Mattress Warehouse, Guitar Center and NAPA Auto Care
•Broadened CareCredit network through multi-year strategic partnership with Mercyhealth to expand patient financing options
•Launched ability to pay for Electric Vehicle charging with Synchrony Car Care credit cards

FINANCIAL HIGHLIGHTS
EARNINGS GROWTH DRIVEN BY STRENGTH ACROSS KEY BUSINESS DRIVERS
•Interest and fees on loans increased 7% to $4 billion, primarily driven by growth in average loan receivables.
•Net interest income increased $350 million, or 10%, to $3.8 billion, mainly due to higher interest and fees on loans and decrease in interest expense.
•Retailer share arrangements increased $115 million, or 12%, to $1.1 billion, primarily driven by strong program performance.
•Provision for credit losses increased $187 million, or 56%, to $521 million, driven by a lower reserve release compared to prior year and partially offset by lower net charge-offs.
•Other income decreased $23 million, or 18%, to $108 million, primarily reflecting higher loyalty costs associated with higher purchase volume, and lower investment gains.
•Other expense increased $107 million, or 11%, to $1.0 billion, driven by higher employee, marketing and business development, and technology costs. Other expense also included the impact of $10 million related to certain employee and legal matters.
•Net earnings decreased to $932 million, including a $22 million post-tax benefit, or $0.04 per diluted share, due to reserve reductions related to the held for sale portfolios.

CREDIT QUALITY
CREDIT PERFORMANCE CONTINUED TO BE DRIVEN BY A STRONG CONSUMER
•Loans 30+ days past due as a percentage of total period-end loan receivables were 2.78% compared to 2.83% last year, reflecting a decrease of 5 basis points. Excluding the impact of the held for sale portfolios from both periods, the year over year decline was approximately 15 basis points.
•Net charge-offs as a percentage of total average loan receivables were 2.73% compared to 3.62% last year, reflecting a decrease of 89 basis points.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.96% compared to 10.76% in the fourth quarter 2021.

SALES PLATFORM HIGHLIGHTS
DIVERSITY ACROSS OUR PLATFORMS CONTINUES TO PROVIDE RESILIENCE
•Home & Auto purchase volume increased 10%, reflecting continued strength in Home and an improvement in Auto. Period-end loan receivables increased 6%, as strong customer spend was partially offset by elevated payment rates. Interest and fees on loans were up by 5% compared to the prior year. Average active accounts also increased 2%.
•Digital purchase volume increased 20%, generally reflecting higher cardholder engagement across our established programs as well as continued momentum in our recently launched programs. Period-end loan receivables increased 11%, reflecting the impact of strong purchase volume that was partially offset by high payment rates. Interest and fees on loans increased 13%, driven primarily by loan receivables growth. Average active accounts increased 10%, reflecting particular strength among our established programs.
•Diversified & Value purchase volume increased 25%, reflecting strong retailer performance and higher customer engagement. Period-end loan receivables increased 7% reflecting continued strength in purchase volume, partially offset by high payment rates. Interest and fees on loans increased 5%, driven by loan receivables growth, and average active accounts increased 10%.
•Health & Wellness purchase volume increased 17%, reflecting strength across the network, particularly in Dental, given the benefit of increases in patient volume compared to the prior year. Period-end loan receivables increased 12%, as strong purchase volume was partially offset by high payment rates throughout the prior year. Interest and fees on loans increased 10%, driven primarily by loan receivables growth, and average active accounts increased 6%.
•Lifestyle purchase volume increased 4%, reflecting strong retailer sales and growth in Music and Specialty, partially offset by the ongoing impact of inventory shortages in Power and particularly strong growth in the year ago period. Period-end loan receivables increased 8%, reflecting the impact of several quarters of strong purchase volume and the longer-term nature of the financing products. Interest and fees on loans increased 6%, driven primarily by loan receivables growth, and average active accounts were relatively flat.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Loans of $83.0 billion, including $78.9 billion of loan receivables and $4.0 billion of loan receivables held for sale, increased 8%; purchase volume increased 17% and average active accounts increased 6%.
•Deposits increased $814 million, or 1%, to $63.6 billion and comprised 83% of funding.
•Total liquidity (liquid assets and undrawn credit facilities) of $17.8 billion, or 18.7% of total assets.
•The company returned $1.1 billion in capital to shareholders, including $967 million of share repurchases and $114 million of common stock dividends.
•The Company’s Board approved an incremental share repurchase authorization of $2.8 billion for the period ending June 2023. Inclusive of the $251 million of remaining authorization at March 31, 2022, the Company has a total share repurchase authorization of $3.1 billion.
•The Company’s Board approved a 5% increase of the common dividend to $0.23 per share effective in third quarter 2022.
•The estimated Common Equity Tier 1 ratio was 15.0% compared to 17.4%, and the estimated Tier 1 Capital ratio was 15.9% compared to 18.3%. The first year phase-in of the impact of CECL on our regulatory capital resulted in a reduction to our CET1 ratio of approximately 60 basis points.

*All comparisons are for the first quarter of 2022 compared to the first quarter of 2021, unless otherwise noted.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed February 10, 2022, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Monday, April 18, 2022, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchronyfinancial.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, powersports, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com and Twitter: @Synchrony.

Investor Relations	Media Relations
Kathryn Miller	Sue Bishop
(203) 585-6291	(203) 585-2802

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on February 10, 2022. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as "tangible common equity", and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.